Exhibit 99.3

Earnings Presentation Q3 - 2018

Cautionary Notice Regarding Forward - Looking Statements This press release contains "forward - looking statements" within the meaning, and protections, of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 , including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020 , expectations and intentions and other statements that are not historical facts . Actual results may differ from those set forth in the forward - looking statements . Forward - looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward - looking statements . You should not expect us to update any forward - looking statements . You can identify these forward - looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future . These forward - looking statements may not be realized due to a variety of factors, including, without limitation : the effects of future economic and market conditions, including seasonality ; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes ; changes in accounting policies, rules and practices ; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities ; interest rate risks, sensitivities and the shape of the yield curve ; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet ; and the failure of assumptions underlying the establishment of reserves for possible loan losses . from The risks of mergers and acquisitions, include, without limitation : unexpected transaction costs, including the costs of integrating operations ; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time - consuming or costly than expected ; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected ; the risk of deposit and customer attrition ; any changes in deposit mix ; unexpected operating and other costs, which may differ or change from expectations ; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees ; increased competitive pressures and solicitations of customers by competitors ; as well as the difficulties and risks inherent with entering new markets . All written or oral forward - looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10 - K for the year ended December 31 , 2017 under “Special Cautionary Notice Regarding Forward - Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings . Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http : //www . sec . gov . 2

Seacoast Bank [NASDAQ: SBCF] 3 Valuable Florida Franchise With Balanced Growth Strategy, Benefiting from Attractive Geography, Investments in Digital Transformation and Commercial Loan Platform, and Strategic Acquisitions Seacoast Customer Map • $5.9 billion in assets as of September 30, 2018, operating in the nation’s third - most populous state • Strong and growing presence in four of Florida’s most attractive MSAs • #1 Florida based bank in the Orlando MSA • Growing share in West Palm Beach • #2 share in Port St Lucie MSA • Growing presence in Tampa MSA • Investing in business banking and innovative customer analytics • Growth - oriented culture, engaged associate base, strong customer advocacy • Active board with diverse range of experience and expertise • Market Cap: $1.4 billion (9/28/2018)

Seacoast's Differentiated Strategy 4

Q3 2018 Highlights and Notable Item 5 With a growing presence in Florida’s most attractive markets, Seacoast is one of Florida’s top - performing banking franchises. • Earnings per share totaled $0.34 on a GAAP basis, and $0.37 per share on an adjusted basis 1 . • Results for third quarter were impacted by a $3.1 million increase in the allowance for loan losses for a single impaired loa n. This loan was originated in 2007 and impacted earnings per diluted share by 5 cents. • Net income increased 15% YoY to $16.3 million, while net revenue was up 12% during the same period to $63.9 million. Adjusted net income 1 increased 16% YoY to $17.6 million, and adjusted net revenue 1 increased 12% YoY or $6.7 million. • On a GAAP basis, ended the quarter at 1.18% Return on Tangible Assets (ROTA), 12.4% Return on Average Tangible Common Equity, and 57.0% efficiency ratio. On an adjusted basis, third quarter results were 1.22% adjusted ROTA 1 , 12.4% adjusted ROTCE 1 , and 56.3% adjusted efficiency ratio 1 . • Net interest m ar gin expanded 5 basis points to 3.82% quarter over quarter, attributed to loan yield expansion of 10 basis points to 4.83%, securities yield expansion of 15 basis points to 3.00%, while cost of deposits expanded 4 basis points to 0.43%. • Third consecutive quarter of record small business and consumer loan originations totaling $126 million. Yields on new originations in this portfolio expanded to 5.50%, up 25 basis points over the prior quarter and 84 basis points over the prio r y ear. 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures”

First Green Bank Acquisition: Continuation of "Land and Expand" M&A Strategy in Orlando FL 6 High - Quality Expansion In Attractive Market • Expands footprint in Orlando, Florida’s 3rd largest MSA • As of September 30, 2018, First Green Bank had approximately $676 million in loans and $664 million in deposits. • Significantly strengthens Seacoast’s position as the #1 Florida - based bank by deposit share in the Orlando MSA, increasing deposits 41% to over $1.6 billion • High growth - potential as Seacoast executes its integration and digital marketing playbook • Solidifies presence along attractive, high growth I - 4 corridor Anticipated Positive Financial Results • 10%+ core EPS accretion in both 2019 and 2020 • 25%+ internal rate of return • Tangible book value dilution earn - back of under one year (crossover method) Adds Further Scale in Orlando MSA, Strengthens Florida Franchise Overall • Branch location overlap creates immediate operating synergy opportunities • Opens First Green’s customer base and prospect list to Seacoast’s expanded products and services • Expands Seacoast’s loan portfolio and maintains prudent level of diversification

Net Interest Income and Margin 7 • Net interest income 1 totaled $51.7 million, up $1.4 million or 3% from the prior quarter and $5.8 million or 13% from the prior year quarter. • Net interest margin was 3.82% in the current quarter compared to 3.77% in the prior quarter and 3.74% in the third quarter of 2017. • The impact of purchased loan accretion on total net interest margin represented 18 basis points in the current quarter, versu s 16 basis points in the prior quarter and 20 basis points in the third quarter of 2017. 1 Calculated on a fully taxable equivalent basis using amortized cost

Adjusted Noninterest Income 1 8 • Adjusted noninterest income 1 totaled $12.3 million, down $0.4 million or 3% from the prior quarter and up $0.9 million or 7% compared to the prior year quarter. • Adjusted noninterest income 1 is benefiting from increased customer engagement resulting in higher service charges and interchange income, supplemented by investments in wealth management that are generating growth in assets under management. Mortgage banking fees were lower quarter over quarter, the result of a smaller saleable pipeline at quarter end. • Other income decreased compared to the prior quarter by $0.5 million, primarily due to a seasonal decrease in marine finance fee s and lower premium and volume on the sale of SBA loans. 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures” 2 Other income includes gains on sale of SBA loans, marine finance fees, swap related income and other fees related to customer ac tivity.

Adjusted Noninterest Expense 1 9 • As a percentage of average tangible assets, adjusted noninterest expense in the current quarter was 2.48% compared to 2.57% for the prior quarter and 2.50% for the third quarter of 2017. • Higher salaries and benefits, reflecting investments in talent in our commercial bankers and roles to support scaling our franchise. This was more than offset by lower expenses across most other categories, the result of initiatives to improve efficiency across the franchise. 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures” 2 Other expense includes legal and professional fees, marketing expenses and other expenses associated with ongoing business op era tions.

Efficiency Ratio 10 • The efficiency ratio was 57.0% compared to 58.4% in the prior quarter and 58.9% in the third quarter of 2017. • The adjusted efficiency ratio 1 was 56.3% compared to 57.3% in the prior quarter and 57.7% in the third quarter of 2017. 2 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures” 1

Loan Growth Momentum Continues, Supported by a Strong Florida Economy, and Prudent Guardrails 11 • Third quarter loans totaled $4.1 billion, an increase of $674 million or 20% from year - ago levels. Adjusting for acquisitions, loans grew $267 million or 8% year over year. • For the third consecutive quarter, consumer and small business originations reached record highs, increasing 20% from the second quarter to $126 million. • Pipelines were $197 million in commercial, $59 million in mortgage, and $60 million in consumer and small business at September 30, 2018. This compares to $195 million in commercial, $64 million in mortgage, and $53 million in consumer and small business at June 30, 2018. • Purchased loan accretion was 25 basis points in Q3 2018 versus 23 basis points in the prior quarter, and 28 basis points in the third quarter of 2017. (Yields presented above do not reflect FTE adjustments)

The Deposit Franchise Continues to Perform Well and Serves as a Source of Earnings Strength 12 • Total deposits increased 13% year over year. • Excluding acquired deposits, noninterest bearing deposits grew 8% year over year, and total deposits grew 4% year over year. • Transaction accounts represent 52% of total deposits, and have increased 8% year over year. • Cost of deposits was 0.43%, up 4 basis points from the prior quarter, and up 21 basis points from the third quarter of 2017. 52%

Average Deposit Balances and Cost 13 Our focus on organic growth and relationship - based funding, in combination with our innovative analytics platform, supports a well - diversified low - cost deposit portfolio. Our deposit beta continues to perform within our expectations. 3Q'17 - 3Q'18 Interest Bearing Deposits Cumulative Beta 1 Savings 10 bps Interest Bearing Demand 6 bps Money Market 30 bps Time Deposits 65 bps Brokered CDs 57 bps Total Interest Bearing 28 bps Total Deposits 21 bps Fed Fund Change 100 bps 1 Beta calculated using the change in deposit costs 3Q'18 vs 3Q'17 divided by the 100 bps change in Fed Funds rate from September 30, 2017 to September 30, 2018 0.22% 0.29% 0.33% 0.39% 0.43%

Credit Quality ($ in thousands) 14 Non - Acquired 1 1 Includes provision of $3.1 million for a single impaired loan.

Maintaining Strong Capital to Support Balanced Growth Opportunities 15 1 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures.”

On - track to Achieve Our Vision 2020 Objectives 16 Vision 2020 Targets Return on Tangible Assets 1.30% + Return on Tangible Common Equity 16% + Efficiency Ratio Below 50%

Contact Details: Seacoast Banking Corporation of Florida 17

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Explanation of Certain Unaudited Non - GAAP Financial Measures This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”) . The financial highlights provide reconciliations between GAAP net income and adjusted net income, GAAP income and adjusted pretax, preprovision income . Management uses these non - GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance . The Company believes the non - GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community . These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions . The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently . The Company provides reconciliations between GAAP and these non - GAAP measures . These disclosures should not be considered an alternative to GAAP . 19

GAAP to Non-GAAP Reconciliation

(3Q 2018 - 3Q 2017)

(Dollars in thousands except per share data)	3Q'18	2Q'18	1Q'18	4Q'17	3Q'17
Net income (loss)	$ 16,322	$ 16,964	$ 18,027	$ 13,047	$ 14,216
Gain on sale of VISA Stock	0	0	0	(15,153)	0
Securities (gains)/losses, net	48	48	102	(112)	47
Total Adjustments to Revenue	48	48	102	(15,265)	47
Merger related charges	482	695	470	6,817	491
Amortization of intangibles	1,004	1,004	989	963	839
Business continuity expenses - Hurricane Irma	0	0	0	0	352
Branch reductions and other expense initiatives	0	0	0	0	(127)
Total Adjustments to Noninterest Expense	1,486	1,699	1,459	7,780	1,555
Tax impact of adjustments	(230)	(443)	(538)	3,147	(673)
Effect of change in corporate tax rate	0	0	248	8,552	0
Adjusted Net Income	17,626	18,268	19,298	17,261	15,145
Earnings per diluted share, as reported	$ 0.34	$ 0.35	$ 0.38	$ 0.28	$ 0.32
Adjusted earnings per diluted share	0.37	0.38	0.40	0.37	0.35
Average shares outstanding (000)	48,029	47,974	47,688	46,473	43,792
Revenue	63,853	62,928	62,058	74,868	57,183
Total Adjustments to Revenue	48	48	102	(15,265)	47
Adjusted Revenue	63,901	62,976	62,160	59,603	57,230
Noninterest Expense	37,399	38,246	37,164	39,184	34,361
Total Adjustments to Noninterest Expense	1,486	1,699	1,459	7,780	1,555
Adjusted Noninterest Expense	35,913	36,547	35,705	31,404	32,806
Foreclosed property expense and net (gain)/loss on sale	(137)	405	192	(7)	(298)
Net Adjusted Noninterest Expense	$ 36,050	$ 36,142	$ 35,513	$ 31,411	$ 33,102

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GAAP to Non-GAAP Reconciliation

(3Q 2018 - 3Q 2017)

(Dollars in thousands)	3Q'18	2Q'18	1Q'18	4Q'17	3Q'17
Adjusted Revenue	$ 63,901	$ 62,976	$ 62,160	$ 59,603	$ 57,230
Impact of FTE adjustment	147	87	91	174	154
Adjusted Revenue on a fully taxable equivalent basis	64,048	63,063	62,251	59,777	57,384
Adjusted Efficiency Ratio	56.3%	57.3%	57.1%	52.6%	57.7%
Average Assets	$ 5,903,327	$ 5,878,035	$ 5,851,688	$ 5,716,230	$ 5,316,119
Less average goodwill and intangible assets	(165,534)	(166,393)	(167,136)	(149,432)	(118,364)
Average Tangible Assets	$ 5,737,793	$ 5,711,642	$ 5,684,552	$ 5,566,798	$ 5,197,755
Return on Average Assets (ROA)	1.10%	1.16%	1.25%	0.91%	1.06%
Impact of removing average intangible assets and related amortization	0.08%	0.08%	0.09%	0.06%	0.06%
Return on Tangible Average Assets (ROTA)	1.18%	1.24%	1.34%	0.97%	1.12%
Impact of other adjustments for Adjusted Net Income	0.04%	0.04%	0.04%	0.26%	0.04%
Adjusted Return on Average Tangible Assets	1.22%	1.28%	1.38%	1.23%	1.16%
Average Shareholders' Equity	$ 728,290	$ 709,674	$ 695,240	$ 657,100	$ 587,919
Less average goodwill and intangible assets	(165,534)	(166,393)	(167,136)	(149,432)	(118,364)
Average Tangible Equity	$ 562,756	$ 543,281	$ 528,104	$ 507,668	$ 469,555
Return on Average Shareholders' Equity	8.9%	9.6%	10.5%	7.9%	9.6%
Impact of removing average intangible assets and related amortization	3.5%	3.5%	3.9%	2.8%	2.9%
Return on Average Tangible Common Equity (ROTCE)	12.0%	13.1%	14.4%	10.7%	12.5%
Impact of other adjustments for Adjusted Net Income	0.4%	0.4%	0.4%	2.8%	0.3%
Adjusted Return on Average Tangible Common Equity	12.4%	13.5%	14.8%	13.5%	12.8%

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